Exhibit 77C

Item 77C - Money Market Portfolio, Government Securities Portfolio and Tax-Exempt Portfolio, each a series of CASH EQUIVALENT FUND
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The Proxy Statement on Schedule 14A for Money Market Portfolio, Government
Securities Portfolio and Tax-Exempt Portfolio, each a series of Cash Equivalent Fund (File No. 811-2899), is incorporated by reference to the Definitive Proxy Statement filing for such funds filed with the Securities and Exchange Commission on February 21, 2002.